UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2016

C&J Energy Services Ltd.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	000-55404 (Commission File Number)	98-1188116 (I.R.S. Employer Identification No.)

Crown House, 2nd floor

4 Par-la-Ville Rd

Hamilton HM08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-4200

Nabors Red Lion Limited

Canon’s Court

22 Victoria Street

Hamilton HM12 Bermuda

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

C&J Energy Services Ltd. (“C&J”) and certain of its direct and indirect subsidiaries (the “Company”), including C&J Corporate Services (Bermuda) Ltd. (together with C&J, collectively the “Bermudian Entities”), C&J Energy Production Services-Canada Ltd. and Mobile Data Technologies Ltd. (together, the “Canadian Entities”), have reached an agreement with certain Lenders (as defined below) regarding terms of a financial restructuring plan. The proposed plan will significantly deleverage the Company’s funded indebtedness, including the Company’s entire secured credit facility, pursuant to a consensual debt-to-equity exchange.

To implement the restructuring, the Company expects to voluntarily commence a reorganization under chapter 11 of the U.S. Bankruptcy Code on or before July 17, 2016. Additionally, the Company will commence ancillary proceedings in Canada on behalf of the Canadian Entities and a provisional liquidation proceeding in Bermuda on behalf of the Bermudian Entities. The Company expects to continue operations in the ordinary course throughout the restructuring process.

In connection with the negotiations described below, on July 8, 2016, the Company entered into a Restructuring Support and Lock-Up Agreement (the “Restructuring Support Agreement”), with certain holders of loans (the “Lenders”) under that certain Credit Agreement, dated as of March 24, 2015 (as amended and restated from time to time with all supplements and exhibits thereto, the “Credit Agreement”), who have agreed to, among other things, backstop an equity rights offering (the “Backstop Parties”).

The Restructuring Support Agreement incorporates the economic terms agreed to by the parties, as memorialized in a term sheet dated July 8, 2016 (the “Restructuring Term Sheet”). The Restructuring Support Agreement, which incorporates and attaches the Restructuring Term Sheet, contemplates the implementation of a restructuring of the Company through a debt-to-equity conversion and equity rights offering, which transaction will be effectuated through a chapter 11 plan of reorganization (the “Plan”), which will be subject to Bankruptcy Court approval. The key terms of the restructuring, as contemplated by the Restructuring Support Agreement and Restructuring Term Sheet, are as follows:

•	The Rights Offering: The Backstop Parties have agreed to provide an equity rights offering for an investment in the Company in an amount of up to $200 million as part of the approved Plan (the “Rights Offering”). In accordance with the terms of the Restructuring Support Agreement and the Restructuring Term Sheet, the Rights Offering shall be consummated on the effective date of the Plan (the “Effective Date”) pursuant to a Backstop Commitment Agreement, which will also provide for a commitment premium of 5% of the $200 million committed amount payable in new common equity to the Backstop Parties (the “Backstop Fee”).

•	DIP Facility: Certain of the Lenders (the “DIP Lenders”) will provide a senior secured delayed draw term loan facility in an aggregate principal amount of up to $100 million.

•	The Exit Facility: The Company or the reorganized Company, as applicable, intends to raise at least $100 million through a senior secured revolving asset-based lending credit facility to be arranged and provided by one or more commercial lending institutions.

•	The New Warrants: Under the proposed Plan, on the Effective Date, the Company will issue 7-year warrants convertible into up to 6% of the new common equity at a strike price of $1.55 billion (the “New Warrants”) to holders of C&J common equity, provided that such class of holders votes to accept the Plan.

•	Distributions: The Lenders shall receive all of the new common equity in the reorganized Company, subject to dilution on account of the Management Incentive Plan (as defined below), the Rights Offering, the Backstop Fee and the New Warrants, along with all of the subscription rights under the Rights Offering. Distributions to holders of unsecured claims remain subject to negotiation, though mineral contractor claimants will be paid in full in the ordinary course of business.

•	Management Incentive Plan: 10% of the new common equity in the reorganized Company will be reserved for a management incentive program to be issued to management of the reorganized Company after the Effective Date at the discretion of the board of the reorganized Company (the “Management Incentive Plan”).

•	Governance: The board of the reorganized Company shall be appointed by the Lenders and shall include the reorganized Company’s Chief Executive Officer.

•	Releases: The Restructuring Term Sheet provides for certain releases relating to the Company, the Lenders, including the Backstop Parties and DIP Lenders, and holders of claims and interests, which will be included in the Plan and will take effect upon the Effective Date. Further, all indemnification provisions for current and former directors, officers, managers, employees, attorneys, accountants, investments bankers, and other professionals of the Company, as applicable, will remain in place after the restructuring.

Pursuant to the Restructuring Support Agreement, the supporting lenders have agreed to, among other things: (a) use good faith efforts to implement the restructuring; (b) vote all claims and interests held in favor of the Plan; (c) with respect to the Backstop Parties, backstop the Rights Offering; (d) support and not object or opt out of the release provisions under the Plan so long as such release provisions are consistent with the Restructuring Term Sheet; (e) not exercise any right or remedy under the Credit Agreement against an affiliate of the Company that does not file for chapter 11, subject to certain conditions.

The Restructuring Support Agreement contemplates a chapter 11 filing of July 17, 2016. The Restructuring Support Agreement contains certain Plan-related milestones, including deadlines: (a) to file the Plan and related disclosure statement; (b) for entry of interim and final DIP orders; (c) for entry of the disclosure statement order; (d) for entry of the confirmation order; and (e) for the Effective Date to occur.

The foregoing description of the Restructuring Support Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

As previously disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 29, 2016, on June 15, 2016, C&J announced that its Board of Directors (the “Board”) had appointed Mr. Donald J. Gawick to serve as C&J’s President and Chief Executive Officer, in addition to continuing to perform his existing duties as C&J’s Chief Operating Officer, a position he has held since 2012. In connection with Mr. Gawick’s appointment to President and Chief Executive Officer, the Board agreed to appoint Mr. Gawick as a director effective immediately upon the earlier of July 15, 2016 and the Company reaching an agreement with its lenders with respect to its ongoing restructuring process (as further described under Item 1.01 of this Current Report). Accordingly, effective July 8, 2016, Mr. Gawick joined the Board as a Class I director in the position vacated by Mr. McMullen, C&J’s prior President, Chief Executive Officer and Chief Financial Officer, in June 2016.

Mr. Gawick is a 37-year veteran of the oilfield services industry and has held numerous senior management positions over the course of his career. Prior to joining C&J, from 2010 to 2012 he served as President and Chief Executive Office of Casedhole Solutions, Inc., a premier wireline services company that C&J acquired in 2012. Mr. Gawick started his oilfield career in 1979 with Schlumberger and between 1979 and 2010, he held numerous senior management positions, focusing on operations and marketing, including oversight of all of Schlumberger’s oilfield business segments. In addition, he has held senior leadership positions in oilfield services in sales, business and new technology development, service delivery and Health-Safety-Environmental management, with assignments throughout the United States, as well as in Canada, Europe, the Far East and Latin America. Mr. Gawick graduated from the University of Manitoba in 1979 with a B.S. in Electrical Engineering.

Item 7.01	Regulation FD Disclosure

On July 8, 2016, C&J issued a press release announcing entry into the Restructuring Support Agreement described under Item 1.01 of this Current Report on Form 8-K, a copy of which is furnished as Exhibit 99.1 hereto pursuant to Item 7.01 of Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description of Exhibit

10.1	Restructuring Support and Lock-Up Agreement, dated as of July 8, 2016, by and among C&J Energy Services Ltd. and its direct and indirect subsidiaries that are parties to the Credit Agreement and certain Lenders party thereto.

99.1	Press Release dated July 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES LTD.
(Registrant)

Date: July 11, 2016	By:	/s/ Brian Patterson
	Name:	Brian Patterson
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Restructuring Support and Lock-Up Agreement, dated as of July 8, 2016, by and among C&J Energy Services Ltd. and its direct and indirect subsidiaries that are parties to the Credit Agreement and certain Lenders party thereto.

99.1	Press Release dated July 8, 2016.